Exhibit 3.55
(PROFIT DOMESTIC CORPORATION)
ARTICLES OF INCORPORATION
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:
ARTICLE I
     The name of the corporation is OPERATOR SPECIALTY COMPANY, INC.
ARTICLE II
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
To conduct and carry on the manufacture, production, purchase, sale and distribution of Gate and Door operating devises and any other related items of any kind or nature and to manufacture and deal in or with equipment and materials of any kind or nature useful or convenient thereto, to engage in repair and service and to engage in any and all kinds of businesses in connection thereof and therewith either in the United States, Canada, Europe or say foreign lands.
To Design, manufacture, produce, buy, hold, sell and deal in all materials, equipment and personal property appurtenant or incident to and useful in the Gate and Door operating devises and any other machinery.
To provide a means and methods of evaluating, examining, financing, licensing, purchasing, promoting, expediting, developing, testing, producing and marketing in whole or in part all inventions, formulae, machines and any other product or service of any or every kind and character for the benefit of the shareholders of this corporation for their financial gain and for the benefit of society in general.
To transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenant in common or otherwise, and selling, buying or otherwise disposing of the same or any part thereof, or interest therein. To purchase, improve, develop, lease, exchange, sell, dispose of and otherwise deal in any real estate; to purchase, lease, build, construct, erect, occupy and manage buildings belonging to or to be acquired by this company or any other firm, person or corporation, and to engage in the general business of financing.

ARTICLE III
The total authorized capital stock is:
Preferred shs. __________________ Par value $__________________
(1)
Common shs. 50,000 Par value $1.00 (One Dollar) per share
Preferred __________________
and/or shs. of (2) no par value. (See part 8 of instructions)
Common __________________
(3)	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
     The stockholders agree that if they should sell their stock, in the corporation they will (1) offer the sale to the then shareholders in equal proportion to those then shareholders. (2) If the then shareholders shall not purchase any or all of Sellers stock, the Seller shall offer such offered or any balance remaining unsold to the Corporation itself. (3) If neither of the then shareholders of the Corporation or the Corporation shall purchase any or all of the said stock the Seller may dispose of his stock to strangers, provided however, that the sale to strangers shall not be at a price and terms more favorable then offered to the shareholders of the Corporation.
     All offers to existing shareholders or corporation shall be irrevocable for Thirty (30) days.
ARTICLE IV
The address of the initial registered office is:

1353 Bridge Street NW	Grand Rapids,	, Michigan	49504

(No. and Street)	(Town or City)		(Zip Code)
     The mailing address of the initial registered office is (need not be completed unless different from the above address):

, Michigan

(No. and Street)	(Town or City)		(Zip Code)
The name of the initial resident agent at the registered office is:
Jerome Trupiano

ARTICLE V
The name(s) and address (es) of the incorporator(s) are as follows:

Name	Residence or Business Address

Jerome Trupiano	1353 Bridge Street NW, Grand Rapids, MI 49504

ARTICLE VI
     OPTIONAL (Delete Article VI if not applicable.)
     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII
     (Here insert any desired additional provisions authorized by the Act)

I (We), the incorporator(s), sign my (our) name(s) this 9th day of October, 1975.

/s/ Jerome Trupiano

Jerome Trupiano

(See Instructions on Reverse Side)

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read Information and Instructions on reverse side)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
1.	The name of the corporation or limited liability company is:

OPERATOR SPECIALTY COMPANY, INC.
2.	The Identification number assigned by the Bureau is: 073800
3.	a. The name of the resident agent on file with the Bureau is: JEROME TRUPIANO
b. The location of the registered office on file with the Bureau is:

19 RAILROAD AVENUE.	CASNOVIA,	Michigan 49318
(Street Address)	(City)	(Zip code)
c. The mailing address of the above registered office on file with the Bureau is:

19 RAILROAD AVENUE.	CASNOVIA,	Michigan 49318
(Street Address or P.O. Box)	(City)	(Zip code)
ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
4	a. The name of the resident agent is: CSC-Lawyers Incorporating Service (Company) *
b. The address of the registered office is:

601 Abbott Road	East Lansing,	Michigan 48823
(Street Address)	(City)	(Zip Code)
c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

(Street Address or P.O. Box)	(City)	, Michigan (Zip code)
5.	The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Direction; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502 (1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed are identical.

Signature	Type or Print Name and Title	Date Signed
	EDWARD J. COONEY. VP & TREASURER	1/27/04

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read Information and instructions on the last page)
Pursuant to the provisions of Act 284,Public Acts of 1972, (profit corporation), or Act 162,Public Acts of 1982 (nonprofit corporation), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: Operator Specialty Company, Inc.
2.	The identification number assigned by the Bureau is: 073800
3.	Article 3 of the Article of incorporation is hereby amended to read as follows:
(1)	Common Shares: 50,000 Par Value: $1.00 (One Dollar)
This corporation shall not issue any class of non-voting equity securities: provided, however, that this Article 3 may be amended or eliminated in accordance with applicable law from time to time in effect.

5. Profit Corporation Only: Shareholder or Board Approval
     The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 4th day of December, 2009, by the: (check one of the following)
              ☑ written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. December 4, 2009

Profit Corporations and Professional Service Corporations Signed this 17th day of December ,2009
By	Edward J. Cooney
(Signature of an authorized officer or agent)

Edward J. Cooney
(Type or Print Name)